Exhibit D

JOINT FILING UNDERTAKING

Pursuant to Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, each of the undersigned agree that the Schedule 13D, and any amendments thereto, filed with respect to the beneficial ownership by the undersigned of the equity securities of Ribozyme Pharmaceuticals, Inc. is being filed on behalf of each of the undersigned.

Dated:  February 21, 2003.

OXFORD BIOSCIENCE PARTNERS IV L.P.
by its General Partner, OBP MANAGEMENT IV L.P.

By: /s/ Jonathan J. Fleming
Name: Jonathan J. Fleming
Title: General Partner

MRNA FUND II L.P.
By its General Partner, OBP MANAGEMENT IV L.P.

By: /s/ Jonathan J. Fleming
Name: Jonathan J. Fleming
Title: General Partner

OBP MANAGEMENT IV L.P.

By: /s/ Jonathan J. Fleming
Name: Jonathan J. Fleming
Title: General Partner

/s/ Jeffrey T. Barnes
Jeffrey T. Barnes

/s/ Michael J. Brennan
Michael J. Brennan

/s/ Mark P. Carthy
Mark P. Carthy

/s/ Jonathan J. Fleming
Jonathan J. Fleming

/s/ Michael E. Lytton
Michael E. Lytton

/s/ Stella M. Sung
Stella M. Sung

/s/ Alan G. Walton
Alan G. Walton